UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 10, 2012

DIGITAL ALLY, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-33899	20-0064269
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8000 W. 110th Street, Suite 200, Overland Park, KS 66210
(Address of Principal Executive Offices) (Zip Code)

(913) 814-7774
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 10, 2012, The Nasdaq Stock Market notified Digital Ally, Inc. (the "Company") that it had regained compliance with Nasdaq Listing Rule 5550(a)(2).  Accordingly, the Company's Common Stock will remain listed on The Nasdaq Capital Market and continue to trade under the symbol DGLY.

On September 13, 2011 Nasdaq had notified the Company that its Common Stock failed to maintain a minimum bid price of $1.00 over the previous 30 consecutive business days as required by such Listing Rule.  Nasdaq has now determined that for the ten days from August 24, 2012 to September 7, 2012, the closing bid price was at $1.00 per share or greater and thus the Company had achieved compliance with the Listing Rule.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 11, 2012

Digital Ally, Inc.

	By:	/s/ Stanton E. Ross
Name: Stanton E. Ross
.		Title: Chairman, President and Chief Executive Officer